Exhibit 12.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Exhibit 12.2
I, Pierre-François Riolacci, certify that:

1.	I have reviewed this Amendment N° 1 to the annual report on Form 20-F of Veolia Environnement;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 8, 2012

By:	/s/ Pierre-François Riolacci
Name: Pierre-François Riolacci
Title: Chief Finance Officer